EXHIBIT 99.1

June 17, 2010

Robert Atwell, Chairman and CEO

Camelot Entertainment Group, Inc.

8001 Irvine Center Drive, Suite 400

Irvine, CA 92618

RE: Resignation as Camelot Entertainment Group, Inc. Chief Financial Officer, Secretary and Director

Effective as of June 30, 2010, George Jackson resigns as the Chief Financial Officer, Secretary and Director of Camelot Entertainment Group, Inc. to become the CEO and Chairman of The Fitness People, Inc. and develop other fitness related ventures.

Please file the required 8K with the Securities and Exchange Commission.

Thank you for the opportunity to work with you and Camelot Entertainment Group, Inc. over the past five years.

Sincerely,

/s/ George Jackson

George Jackson